CITIFINANCIAL CREDIT COMPANY
(FORMERLY COMMERCIAL CREDIT COMPANY),

CITIGROUP INC.,

as Guarantor,

and

THE BANK OF NEW YORK MELLON,
as Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of January 11, 2011

to Indenture
Dated as of December 1, 1986

This Fifth Supplemental Indenture, dated as of January 11, 2011 (this “Fifth Supplemental Indenture”), among CitiFinancial Credit Company (formerly Commercial Credit Company), a corporation organized and existing under the laws of the State of Delaware (“CCC”), Citigroup Inc., a corporation organized and existing under the laws of the State of Delaware (“Citigroup”), as guarantor, and The Bank of New York Mellon, as trustee (the “Trustee”);

WITNESSETH:

WHEREAS, CCC has heretofore executed and delivered to the Trustee (i) an indenture dated as of December 1, 1986 (the “Original Indenture”), providing for the issuance by CCC from time to time of its senior debt securities, (ii) a first supplemental indenture to the Original Indenture dated as of June 13, 1990 (the “First Supplemental Indenture”), (iii) a second supplemental indenture to the Original Indenture dated as of August 2, 1999 (the “Second Supplemental Indenture”), (iv) a third supplemental indenture to the Original Indenture dated as of October 18, 1999 (the “Third Supplemental Indenture”) and (v) a fourth supplemental indenture to the Original Indenture dated as of August 1, 2005 (the “Fourth Supplemental Indenture;” the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, is hereafter referred to as the “Indenture”);

WHEREAS, Section 902 of the Indenture provides that CCC and the Trustee, with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the outstanding 6.625% Notes (as defined below), when authorized by a Board Resolution of CCC, may amend or supplement the Indenture;

WHEREAS, in connection with an offer (the “Exchange Offer”) to certain Holders of any and all of CCC’s outstanding 6.625% Notes due 2015 (the “6.625% Notes”), in exchange for a specified principal amount of Citigroup’s 4.75% Notes due 2015 (the “New Citigroup Notes”), as described in an Offering Memorandum, dated as of December 24, 2010 (the “Offering Memorandum”), and a solicitation of consents (the “Consent Solicitation”) of specified Holders of the 6.625% Notes, as described in a Consent Solicitation Statement, dated as of December 24, 2010 (the “Consent Solicitation Statement”), Citigroup and CitiFinancial Credit Company have solicited the consents of Holders of the 6.625% Notes to certain proposed amendments to the Indenture as described in the Offering Memorandum and Consent Solicitation Statement (“the Proposed Amendments”);

WHEREAS, Holders of at least 66 2/3% in aggregate principal amount of the outstanding 6.625% Notes have provided their valid consent, in writing, to the Proposed Amendments, and all conditions precedent provided for in the Indenture relating to the execution of this Fifth Supplemental Indenture have been complied with;

WHEREAS, CCC and Citigroup, pursuant to the foregoing authority, propose in and by this Fifth Supplemental Indenture to amend the Indenture and have requested that the Trustee join in the execution of this Fifth Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Fifth Supplemental Indenture the legal, valid and binding obligation of CCC and Citigroup have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, CCC, Citigroup and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the 6.625% Notes as follows:

ARTICLE I

Definitions

SECTION 1.1  Defined Terms. As used in this Fifth Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Fifth Supplemental Indenture refer to this Fifth Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Amendments

SECTION 2.1  Effective as of the Amendment Effective Date (as defined below):

(a) Section 801 of the Indenture shall be deleted solely with respect to the 6.625% Notes and any corresponding provision in the 6.625% Notes shall be deemed to be deleted in its entirety and replaced with the phrase “Intentionally Omitted.”

(b) Any definitions used exclusively in Section 801 of the Indenture shall be deleted in their entirety from the Indenture solely with respect to the 6.625% Notes and from the 6.625% Notes, and all references to Section 801 shall be deleted in their entirety from the Indenture solely with respect to the 6.625% Notes and from the 6.625% Notes.  Any provision contained in the 6.625% Notes that relates to any provision of the Indenture as amended shall likewise be amended so that any such provision contained in the 6.625% Notes will conform to and be consistent with any provision of the Indenture as amended.

SECTION 2.2  From and as of the Amendment Effective Date, no default related to Section 801 shall constitute an Event of Default solely with respect to the 6.625% Notes.

ARTICLE III

Effectiveness

SECTION 3.1  Effectiveness.  This Fifth Supplemental Indenture shall become effective upon execution by CCC, Citigroup, and the Trustee.  As used herein, the “Amendment Effective Date” shall mean the date that CCC delivers written notice to the Trustee that consents have been received from Holders of at least 66 2/3% of the then outstanding aggregate principal amount of 6.625% Notes and the consent payment described in the Offering Memorandum and the Consent Solicitation Statement has been paid.

Miscellaneous

SECTION 3.2  Notices.  All notices and other communications to each party hereto shall be given as provided in the Indenture.

SECTION 3.3  Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Fifth Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.4  Governing Law.  This Fifth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.5  Severability Clause.  In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 3.6  Ratification of Indenture; Supplemental Indenture is Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of 6.625% Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Fifth Supplemental Indenture.

SECTION 3.7  Counterparts.  The parties hereto may sign one or more copies of this Fifth Supplemental Indenture in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same agreement.

SECTION 3.8  Headings.  The headings of the Articles and the sections in this Fifth Supplemental Indenture are for convenience of reference only, are not part of this Fifth Supplemental Indenture and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.9  Trustee.  The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.  The recitals and statements herein are deemed to be those of CCC and Citigroup and not of the Trustee.  The Trustee shall not be responsible or liable for special, indirect or consequential loss or damage of any kind (including, but not limited to, loss of profit).

SECTION 3.10  Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed and made effective as of the date first above written.

CITIFINANCIAL CREDIT COMPANY

By:	/s/ David Neaves
Name: David Neaves
Title: Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Timothy W. Casey
Name: Timothy W. Casey
Title: Senior Associate

CITIGROUP INC., as Guarantor

By:	/s/ Martin A. Waters
Name: Martin A. Waters
Title: Assistant Treasurer